EXHIBIT NO. 10.3

FIRST AMENDMENT AGREEMENT

FIRST AMENDMENT AGREEMENT (this "Agreement") dated as of July ___, 2003 by and among (1) Gerber Scientific, Inc., Gerber Scientific International, Inc. and Gerber Coburn Optical, Inc. (collectively, the "Borrowers"), (2) Gerber Venture Capital Corp., Gerber Coburn Optical International, Inc., Ultramark Adhesive Products, Ltd., Spandex Limited, Spandex Benelux BV, ND Graphic Products Ltd., ND Graphics (Quebec) Ltd., H. Brunner GmbH, Gerber Scientific UK Ltd., and Gerber Technology Venture Company (collectively, the "Guarantors"), (3) Fleet Capital Corporation ("Fleet Capital"), and the other financial institutions party to the Credit Agreement (as defined below) as lenders (collectively, the "Lenders" and individually, a "Lender"), (4) Fleet National Bank as issuing bank the ("Issuing Bank"), and (5) Fleet Capital, as administrative agent (the "Administrative Agent") for the Lenders with respect to a certain Credit and Security Agreement dated as of May 5, 2003 by and among the Borrowers, the Guarantors, the Lenders, the Issuing Bank and the Administrative Agent (the "Credit Agreement").

W I T N E S S E T H:

WHEREAS, the Borrowers and the Guarantors have requested that the Lenders and the Issuing Bank amend certain terms and conditions of the Credit Agreement on the terms and conditions set forth herein and consent to an amendment of the Tranche B Loan Agreement; and

WHEREAS, the parties hereto have agreed to amend certain provisions of the Credit Agreement and consent to an amendment of the Tranche B Loan Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    Definitions.

      Capitalized terms used herein without definition that are defined in the Credit Agreement (after giving effect to the amendments thereof set forth herein) shall have the same meanings herein as therein.

    Ratification of Existing Agreements.

    All of the Borrowers' and the Guarantors' obligations and liabilities to the Lenders and the Issuing Bank as evidenced by or otherwise arising under the Credit Agreement, the Revolving Credit Notes and the other Loan Documents, are, by the Borrowers' and the Guarantors' execution of this Agreement, ratified and confirmed in all respects. In addition, by the Borrowers' and the Guarantors' execution of this Agreement, each of the Borrowers and the Guarantors represents and warrants that to the best of each of the Borrowers' and the Guarantors' knowledge it does not have any counterclaim, right of set-off, recoupment, defense or independent action of any kind with respect to such obligations and liabilities.

    Representations and Warranties.

    Each of the Borrowers and the Guarantors hereby represents and warrants to the Lenders and the Issuing Bank that all of the representations and warranties made by the Borrowers and the Guarantors in the Credit Agreement, the Revolving Credit Notes and the other Loan Documents are true in all material respects on the date hereof as if made on and as of the date hereof, except to the extent that such representations and warranties relate expressly to an earlier date.

    Conditions Precedent.

      The effectiveness of the amendments contemplated hereby shall be subject to the satisfaction on or before the date hereof of each of the following conditions precedent:

    Representations and Warranties. All of the representations and warranties made by the Borrowers and the Guarantors herein, whether directly or incorporated by reference, shall be true and correct on the date hereof except as provided in §3 hereof.

    Performance; No Event of Default. The Borrowers and the Guarantors shall have performed and complied in all respects with all terms and conditions herein required to be performed or complied with by them prior to or at the time hereof, and there shall exist no Default or Event of Default.

    Corporate Action. All requisite corporate action necessary for the valid execution, delivery and performance by the Borrowers and the Guarantors of this Agreement and all other instruments and documents delivered by the Borrowers and the Guarantors in connection therewith shall have been duly and effectively taken.

    Delivery. The Borrowers, the Guarantors, the Required Lenders and the Issuing Bank shall have executed and delivered this Agreement.

    Amendments to the Credit Agreement.

      Amendment to Section 1.1

      The definition of "LC Pounds Sterling Sublimit" appearing in Section 1.1 of the Credit Agreement is hereby deleted in its entirety.

      Amendment to Section 1.1

      The definition of "LC Sublimit" appearing in Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

      "LC Sublimit" means a sublimit of the Revolving Credit Commitments available for the issuance of Letters of Credit for the account of the Borrowers in an aggregate maximum amount (including Letters of Credit issued in Pounds Sterling and Euros) available to be drawn equal to $5,000,000.

      Amendment to Section 1.1

      The definition of "Letter of Credit" appearing in Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

      "Letter of Credit" means any letter of credit issued on a standby basis or in support of trade obligations of the Credit Parties pursuant to this Agreement, including without limitation Letters of Credit issued at the request of the Parent in Pounds Sterling or Euros pursuant to Section 2.3 hereof.

      Amendment to Section 1.1

      The definition of "Overnight Rate" appearing in Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

      "Overnight Rate" means for any day (a) as to Loans and Letters of Credit denominated in U.S. Dollars, the Federal Funds Effective Rate, and (b) as to Loans denominated in Pounds Sterling or Euros and Letters of Credit denominated in Pounds Sterling or Euros, the rate of interest per annum at which overnight deposits in Pounds Sterling or Euros, as the case may be, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by the Agent (or an Affiliate of the Agent) to major banks in the London interbank market.

      Amendment to Section 1.1

      The definition of "Total LC Exposure" appearing in Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

      "Total LC Exposure" means, at any time, the sum of (a) 100% of the aggregate undrawn amount of all outstanding standby and documentary Letters of Credit at such time, including without limitation Letters of Credit issued at the request of the Parent in Pounds Sterling or Euros pursuant to Section 2.3 hereof, plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrowers at such time.

      Amendment to Section 2.3(a)

      The second sentence of Section 2.3(a) of the Credit Agreement is hereby amended in its entirety to read as follows:

      Subject to the terms and conditions set forth herein, in addition to the Revolving Loans provided for in Section 2.1, the Parent may also request the issuance of Letters of Credit in Pounds Sterling or Euros, for its own account (which may be in support of the business of a Subsidiary of the Parent) by the Issuing Bank, in a form reasonably acceptable to the Agent and the Issuing Bank, at any time and from time to time during the Revolving Credit Availability Period for the purpose of supporting its (or its Subsidiary's) obligations under foreign exchange hedging facilities maintained by United Kingdom Subsidiaries of the Parent and other obligations in the ordinary course of business.

      Amendment to Section 2.3(b)

      The second sentence of Section 2.3(b) of the Credit Agreement is hereby amended in its entirety to read as follows:

      A Letter of credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit, the Borrowers shall be deemed to represent and warrant that), after giving effect to each issuance, amendment, renewal or extension (i) the Total LC Exposure at such time shall not exceed the LC Sublimit, and (ii) the aggregate Revolving Credit Exposure of all Lenders at such time shall not exceed the lesser of (A) the aggregate of Revolving Credit Commitments of the Lenders at such time, and (B) the Borrowing Base at such time.

      Amendment to Section 2.3(e)

      The first sentence of Section 2.3(e) of the Credit Agreement is hereby amended in its entirety to read as follows:

      If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit or the Agent shall make any payment under the LC Guaranty, the Borrowers jointly and severally agree to reimburse (each, a "Reimbursement Obligation") the Issuing Bank in respect of such LC Disbursement or payment on the LC Guaranty by paying to the Agent for the account of the Issuing Bank an amount, in the currency in which the applicable Letter of Credit was issued, equal to the amount of such LC Disbursement or LC Guaranty payment not later than 1:00 p.m., Connecticut time, on (i) the Business Day that the Borrowers receive notice of such LC Disbursement or LC Guaranty payment, if such notice is received prior to 11:00 a.m., Connecticut time, or (ii) the Business Day immediately following the day that the Borrowers receive such notice, if such notice is not received prior to such time, provided that, subject to the conditions to borrowing set forth herein (other than the requirement that a Loan be in a minimum aggregate amount), payment of each Reimbursement Obligation shall be made through the automatic funding of (x) with respect to Reimbursement Obligations regarding LC Disbursements or LC Guaranty payments in U.S. Dollars, a Base Rate Borrowing in an amount equal to the amount of such Reimbursement Obligation, (y) with respect to Reimbursement Obligations regarding LC Disbursements or LC Guaranty payments in Pounds Sterling, a Base Rate Borrowing in U.S. Dollars in the amount of the Dollar Equivalent of such Reimbursement Obligation (or, with the consent of the Agent, a Loan in Pounds Sterling with an Interest Period of one (1) month in an amount equal to the amount of such Reimbursement Obligation), and (z) with respect to Reimbursement Obligations regarding LC Disbursements or LC Guaranty payments in Euros, a Base Rate Borrowing in U.S. Dollars in the amount of the Dollar Equivalent of such Reimbursement Obligation (or, with the consent of the Agent, a Loan in Euros with an Interest Period of one (1) month in an amount equal to the amount of such Reimbursement Obligation), and the Borrowers hereby irrevocably authorize and direct the Agent to take such actions as may necessary to effectuate such automatic funding of such Base Rate Borrowings.

      Amendments to Section 4.3(a)

      The references in Section 4.3(a) of the Credit Agreement to "thirty (30) days" and to "twenty-one (21) days" are hereby deleted and replaced with "seventy (70) days". The second paragraph of Section 4.3(a) of the Credit Agreement beginning with the words "provided that" is hereby amended to insert the following immediately after the word "that" and before "(w)" in the first line thereof:

      (v) the account of H. Brunner GmbH at Sparkasse Offenburg/Ortenau existing on the Closing Date shall be permitted to remain established until December 15, 2003,

      Amendment to Section 8.10(a)

      The first sentence of Section 8.10(a) of the Credit Agreement is hereby amended in its entirety to read as follows:

      The Credit Parties shall not permit the EBITDA of the Credit Parties and their Subsidiaries as of the end of each period of four (4) consecutive fiscal quarters ending on any date or during any period listed in the table below to be less than the amount set forth opposite such date or period in such table:

      Amendment to Section 8.13(a)

    Section 8.13(a) of the Credit Agreement is hereby amended in its entirety to read as follows:

    (a) the Credit Parties may make cash payments of interest, expenses and fees on the Tranche B Loans (including of any interest calculated at the PIK Rate, as defined in the Tranche B Documents) as and when required or permitted pursuant to the Tranche B Loan Agreement; and

    Consent.

    The Lenders hereby consent to an amendment of the Tranche B Loan Agreement in the form attached hereto as Exhibit A.

    Miscellaneous Provisions.

(a) Except as otherwise expressly provided by this Agreement, all of the respective terms, conditions and provisions of the Credit Agreement, the Revolving Credit Notes and the other Loan Documents shall remain the same. The Credit Agreement, the Revolving Credit Notes and the other Loan Documents, each as amended hereby, shall continue in full force and effect, and this Agreement and the Credit Agreement, the Revolving Credit Notes and the other Loan Documents, as applicable, shall be read and construed as one instrument.

(b) This Agreement is intended to take effect under, and shall be construed according to and governed by, the laws of the State of Connecticut.

(c) This Agreement may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this Agreement it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought. A facsimile of an executed counterpart shall have the same effect as the original executed counterpart.

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IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed in its name and behalf by its duly authorized officer as of the date first written above.

BORROWERS

GERBER SCIENTIFIC, INC.

By:

Its:

GERBER SCIENTIFIC INTERNATIONAL, INC.

By:

Its:

GERBER COBURN OPTICAL, INC.

By:

Its:

GUARANTORS

GERBER VENTURE CAPITAL CORP.

By:

Its:

GERBER COBURN OPTICAL INTERNATIONAL, INC.

By:

Its:

ULTRAMARK ADHESIVE PRODUCTS, LTD

By:

Its:

SPANDEX LIMITED

By:

Its:

SPANDEX BENELUX BV

By:

Its:

ND GRAPHIC PRODUCTS LTD

By:

Its:

ND GRAPHICS (QUEBEC) LTD

By:

Its:

H. BRUNNER GMBH

By:

Its:

GERBER SCIENTIFIC UK LTD

By:

Its:

GERBER TECHNOLOGY VENTURE COMPANY

By:

Its:

AGENT

FLEET CAPITAL CORPORATION,

as Administrative Agent

By:

Its:

ISSUING BANK

FLEET NATIONAL BANK,

as Issuing Bank

By:

Its:

LENDERS

FLEET CAPITAL CORPORATION

By:

Its:

CONGRESS FINANCIAL CORPORATION

By:

Its:

EXHIBIT A

Form of amendment to Tranche B Loan Agreement